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                                                                    Exhibit 16.1


October 3, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


      Ladies and Gentlemen:

            We have read Item 4 of Form 8-K dated October 1, 2001, of Learn2 Corporation (formerly known as E-Stamp Corporation) and are in agreement with the statements contained in the paragraphs (b), (d) and (e) on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                Sincerely,



                                                /s/ Ernst & Young LLP







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